For more information, contact:

McCall Butler
(703) 731-3735
mbutler@attnews.us

AT&T Posts Strong Second-Quarter Results Led

by Accelerated Wireless Growth, Solid Regional Results

and a Significant Improvement in Enterprise Trends

▪	$0.47 reported earnings per diluted share, versus $0.46 in the year-earlier quarter

▪	$0.70 adjusted earnings per diluted share, up from $0.58 in the second quarter of 2006
▪	1.5 million net gain in wireless subscribers to reach 63.7 million, with further improvement in wireless churn to 1.6 percent overall and 1.2 percent for postpaid subscribers

▪	14.9 percent growth in wireless service revenues with wireless data revenues up 66.9 percent and service ARPU (average revenues per user) up 3.6 percent

▪	Substantial improvement in enterprise customer revenue trends driven by accelerated growth in IP-based data services
▪	200,000 net increase in satellite and AT&T U-verseSM video subscribers; U-verse video ramp to 51,000 subscribers at the end of June, up from 13,000 at the end of the first quarter

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Tuesday, July 24, 2007 at www.att.com/investor.relations.

SAN ANTONIO, July 24, 2007 – AT&T Inc. (NYSE: T) today posted its ninth consecutive quarter of double-digit growth in adjusted earnings per share as it ramped revenue growth and delivered continued strong execution in merger integration. Results were led by accelerated growth in wireless and IP (Internet Protocol)-based services along with substantial improvement in enterprise revenue trends.

AT&T is the United States’ wireless leader, with 63.7 million subscribers, and one of the world’s leading providers of business communications services, with high quality networks and a growing array of advanced services.

AT&T's second-quarter 2007 reported earnings per diluted share were $0.47 versus $0.46 in the year-earlier quarter. Adjusted earnings per share, which exclude costs and accounting effects related to major acquisitions, were $0.70, up 20.7 percent versus adjusted earnings per share of $0.58 in the year-earlier quarter.

"AT&T has a strong foundation for growth in wireless and IP-based services, and in the second quarter we improved our trajectory in key areas," said Randall Stephenson, AT&T chairman and chief executive officer. “Wireless revenue growth accelerated for the fourth consecutive quarter. Our U-verse video service has begun to ramp aggressively. And we took a major step up toward revenue growth in enterprise services, where AT&T has tremendous assets and great potential.

“Mobility is a major growth engine for AT&T,” Stephenson said. “Our launch with Apple of the breakthrough iPhone has quickly redefined customer expectations for their wireless experience, initial response was unprecedented, and sales in July continue to be strong. On June 29, we also announced an agreement to acquire Dobson Communications, which will further expand our wireless coverage in key rural and suburban areas.

“At AT&T, our goals are to lead in innovation and drive sustainable growth across all our businesses,” Stephenson said. “We have good momentum heading into the second half of the year, our assets position us well for the long term, and I am excited about the opportunities ahead.”

Ramp in Revenue Growth

In the second quarter of 2007, AT&T reported revenues of $29.5 billion, up from $15.8 billion in the year-earlier quarter, prior to AT&T’s acquisition of BellSouth Corporation and the accompanying consolidation of wireless results.

In addition to historical reported results, to provide further basis for comparison, AT&T provides pro forma results, which combine revenues from AT&T, BellSouth and Cingular Wireless consistently for all periods. On this basis, AT&T's second-quarter 2007 revenues totaled $29.8 billion, up 2.0 percent versus results for the year-earlier quarter. This increase is up from year-over-year pro forma revenue growth of 1.7 percent for the first quarter of 2007 and 1.3 percent for the quarter before that.

This ramp in revenue growth reflects AT&T’s strengthened double-digit gain in wireless revenues along with substantially improved trends in enterprise services. In addition, AT&T’s regional business revenues delivered continued solid growth, regional consumer revenues were up modestly reflecting growth in total consumer connections, and Advertising & Publishing revenues were stable. These results more than offset anticipated declines in wholesale and national mass markets, where trends were in line with recent quarters.

Continued Strong Growth in Adjusted Earnings Per Share

AT&T’s reported net income for the second quarter totaled $2.9 billion, compared with $1.8 billion in the year-earlier quarter. Reported earnings per diluted share totaled $0.47 versus $0.46 in the second quarter of 2006.

Compared with reported results in the second quarter of 2006, AT&T’s reported operating expenses were $24.5 billion, up from $13.2 billion; reported operating income was $4.9 billion, up from $2.6 billion; and AT&T’s reported operating income margin was 16.8 percent versus 16.5 percent.

AT&T’s adjusted second-quarter earnings, which exclude costs and accounting effects associated with major acquisitions, were $4.3 billion, or $0.70 per diluted share, up from $2.3 billion, or $0.58 per diluted share, in the year-earlier quarter. Second-quarter adjusted earnings per share reflect improved revenue trends combined with solid execution to realize merger synergies, with a one cent benefit from state tax law changes and a one cent benefit from the sale of non-strategic assets.

AT&T’s adjusted operating income for the second quarter of 2007 was $7.1 billion, compared with $3.0 billion in the year-earlier quarter. AT&T’s adjusted operating income margin was 23.9 percent, up from 19.0 percent in the second quarter of 2006. AT&T expects to continue to operate at the top end of its previously provided outlook for a 2007 adjusted operating income margin range of 23 percent to 24 percent.

Costs for AT&T’s U-verse initiative, which delivers advanced television and high speed Internet services, continue to be in line with the company’s previous outlook. AT&T’s major merger integration initiatives continue on schedule, and merger synergies continue to run ahead of the company’s original outlook. Cost savings from BellSouth and AT&T Corp. merger integration in the first half of 2007 totaled $1.9 billion, approximately one-third capital and two-thirds expense. AT&T continues to expect synergies from these mergers will reach more than $3 billion for the full year 2007, growing to more than $5 billion in 2008.

Share Repurchase Plan Completed Ahead of Schedule

AT&T repurchased 98 million of its shares in the second quarter for $3.9 billion and ended the quarter with 6.1 billion shares outstanding. In March 2006, AT&T announced a plan to buy back $10 billion of its common shares by the end of 2007. AT&T reached the $10 billion target ahead of schedule, in early July. AT&T has approximately 125 million shares remaining in its current repurchase authorization and expects to continue repurchases during the second half of 2007. The timing and nature of repurchases are subject to market conditions and applicable securities laws.

Second-Quarter Operational Highlights

Wireless

AT&T operates the United States’ largest wireless digital voice and data network, and through roaming alliances around the world, AT&T provides the largest global presence among U.S. wireless carriers. In the second quarter, AT&T's wireless growth accelerated, led by solid subscriber gains and robust growth in data services.

▪

Wireless service revenues grew 14.9 percent versus the year-earlier quarter to $9.5 billion. Total wireless revenues, which in addition to services include revenues from sales of handsets and accessories, were up 12.7 percent to $10.4 billion. This marked AT&T's fourth consecutive quarter of improved growth rates in wireless revenues.

▪

Wireless data revenues increased 66.9 percent versus the year-earlier quarter to $1.7 billion – driven by strong increases in both consumer and business data usage including messaging, downloads, media bundles, laptop connectivity, smart phone connectivity and enterprise vertical market solutions. At the end of second quarter, AT&T's wireless operations had nearly 37 million active data users, up 39 percent over the past year. During the quarter, these customers sent 277 million multimedia messages and nearly 18 billion text messages, with both volumes more than double totals in the year-earlier second quarter.

▪

Boosted by strong data growth, AT&T’s wireless service ARPU posted its best year-over-year growth in several years. Total service ARPU in the second quarter was $50.63, up 3.6 percent. Postpaid ARPU growth was even stronger, up approximately 6 percent.

▪

AT&T posted a second-quarter net gain in wireless subscribers of 1.5 million to reach 63.7 million in service, up 6.4 million over the past year. Net adds were up more than 22 percent versus AT&T’s gain in the first quarter of this year and in line with results in the year-earlier second quarter. Postpaid net adds totaled 912,000, up more than 34 percent from results in the first quarter of this year.

▪

Sales of the Apple iPhone have been robust. The June 29 launch allowed for less than two days of sales and activations before the end of the quarter. In that time, AT&T activated 146,000 iPhone subscribers, more than 40 percent of them new subscribers. Sales of the iPhone continue to be strong in July with store traffic above historical levels.

▪

Strong network coverage and attractive handset selection contributed to further improvements in subscriber churn in the second quarter. Average monthly subscriber churn for AT&T's postpaid wireless customer base was 1.2 percent, down from 1.5 percent in the year-earlier quarter and 1.3 percent in the first quarter of 2007. Total churn, including prepaid and reseller results, was 1.6 percent, down from 1.7 percent in the year-earlier quarter and in the first quarter of 2007.

▪

AT&T posted strong growth in wireless operating income in the second quarter, driven by revenue gains, strong execution of merger initiatives and continuing operational improvements. On a reported basis, second-quarter wireless operating expenses totaled $8.8 billion, up 7.1 percent versus the year-earlier quarter, and operating income was $1.6 billion, up 57.7 percent from $1.0 billion in the second quarter of 2006. Before merger-related costs, second-quarter wireless operating expenses totaled $7.8 billion, up 1.3 percent versus the year-earlier quarter, and operating income was $2.6 billion, up 70.6 percent from $1.5 billion in the second quarter of 2006.

▪

AT&T's reported wireless operating income margin for the second quarter was 15.4 percent, up from 11.0 percent in the year-earlier quarter. Before merger-related costs, AT&T’s wireless operating income margin was 24.9 percent, up from 16.4 percent in the second quarter of 2006.

▪

AT&T's unadjusted second-quarter wireless OIBDA service margin was 35.8 percent, up from 31.6 percent in the year-earlier quarter. Before merger-related costs, AT&T's wireless OIBDA service margin was 37.5 percent, up from 32.6 percent for the year-earlier quarter. From first-quarter 2007 levels, OIBDA service margins declined 170 basis points on an unadjusted basis and 140 basis points before merger-related costs, reflecting increased customer acquisition costs, including handset discounts and a higher percentage of advanced handsets in the sales mix, and costs required to prepare for the June 29 launch of the Apple iPhone. For the full year 2008, AT&T expects to achieve an average adjusted wireless OIBDA service margin in the low 40 percent range. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline

AT&T's second-quarter wireline results included significant improvement in enterprise revenue trends, continued solid regional results and an accelerated ramp in U-verse video subscriber growth. Second-quarter wireline highlights are based on pro forma revenue and volume comparisons that combine results from AT&T and BellSouth in all periods and include ongoing shifts in customer categories to reflect AT&T's management of customer relationships.

▪

AT&T’s enterprise revenue trends improved substantially in the second quarter, driven by strong double-digit growth in IP data revenues. Total enterprise revenues were $4.8 billion, up 2.0 percent sequentially and down 2.1 percent versus the year-earlier quarter. This represents an improvement from declines in the first quarter of this year of 4.1 percent sequentially and 4.0 percent versus the year-earlier quarter. Recurring service enterprise revenues, which exclude CPE revenues as well as results from acquired and divested assets, were up 1.9 percent sequentially and down 0.9 percent versus the second quarter of 2006. This follows a sequential decline of 1.6 percent and a year-over-year decline of 3.1 percent in the preceding quarter. Enterprise data revenues, which make up 49 percent of the category, grew 2.7 percent sequentially and 2.5 percent versus the year-earlier quarter.

▪

Regional business revenues increased 4.5 percent versus the year-earlier second quarter with growth in both voice and data services. Regional business revenues from small and midsized firms increased more than 6 percent, consistent with year-over-year growth in the first quarter of this year. Regional business voice revenues posted low-single-digit percentage growth, with increased access lines, improved ARPU and low customer churn. Regional business data revenues, which make up 29 percent of the category, delivered high-single-digit growth, led by gains in broadband, managed Internet, Ethernet and VPN services.

▪

Regional consumer revenues increased 0.4 percent, driven by a net gain of 946,000 regional consumer connections (retail access lines, high speed Internet plus video connections) over the past year. This growth in connections reflects gains in high speed Internet and video, which more than offset net declines in traditional access lines. Consumer primary lines declined by 193,000 in the second quarter versus a pro forma decline of 528,000 for the year-earlier quarter. These totals in part reflect national mass market migrations from wholesale; excluding these migrations, the change in total consumer switched access lines was generally consistent with year-earlier results, despite a nearly 30 percent increase in cable telephony coverage in AT&T’s footprint.

▪

AT&T posted strong video growth in the second quarter. U-verse services are now available in parts of 23 metro areas, and sales and installations have ramped significantly. At the end of the second quarter, AT&T had 51,000 U-verse video subscribers, up from 13,000 three months earlier. Total video connections, which include AT&T U-verse service and bundled satellite television service, increased by 200,000 in the second quarter to 1.9 million. At the end of the second quarter, 5.9 percent of AT&T's primary consumer lines also had a video solution from AT&T, up from 3.8 percent a year earlier.

▪

AT&T's high speed Internet connections, which include DSL, AT&T U-verse high speed Internet and satellite broadband services, increased by 400,000 in the quarter, reflecting typical seasonality due to end-of-school-year disconnects. At the end of the quarter, AT&T had 13.3 million consumer and business high speed Internet connections, up 2.2 million, or 20.0 percent, versus pro forma totals a year earlier. Across AT&T's regional operations, 35.0 percent of its consumer primary lines now have the company's broadband service, up from 27.8 percent one year earlier.

Additional Background on Adjusted and Pro Forma Results

AT&T’s reported results for the second quarter of 2006 do not include revenues and expenses from BellSouth Corporation, which AT&T acquired on Dec. 29, 2006, or from Cingular Wireless, whose results before the BellSouth transaction were accounted for as part of a joint venture. To give investors further basis for comparison, in addition to historical reported results, AT&T has provided supplementary pro forma results for 2005 and 2006, which combine revenues from AT&T, BellSouth and Cingular Wireless in all periods. These pro forma results are available at www.att.com/investor.relations.

AT&T's adjusted earnings for the second quarter of 2007 exclude: (1) pretax integration and amortization costs totaling $2.0 billion, or $0.21 per share, related to AT&T's 2006 acquisition of BellSouth Corporation, its 2005 acquisition of AT&T Corp., and Cingular Wireless' 2004 acquisition of AT&T Wireless; and (2) a reduction to operating income of $187 million, amounting to $0.02 per share, due to the merger-related purchase accounting treatment of deferred Advertising & Publishing revenues and associated expenses. Adjusted results for the second quarter of 2006 excluded pretax merger-related costs totaling $697 million, or $0.12 per diluted share.

AT&T's 2007 Advertising & Publishing results are affected by the BellSouth acquisition. Prior to its acquisition by AT&T, BellSouth amortized the revenues and expenses of printed directory advertising books over the life of the directories, typically 12 months. In accordance with purchase accounting rules, BellSouth's deferred revenues and expenses for all directories delivered prior to the close of the merger have been eliminated in consolidated results. In 2007, eliminating this amortization results in reductions to consolidated revenues, expenses and net income from the pre-acquisition BellSouth directory operations, but the adjustment does not affect cash from operations. These adjustments reduced second-quarter 2007 consolidated revenues by $306 million and consolidated operating expenses by $119 million.

AT&T continues to manage its print directory business using amortized results. As a result, amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, consolidated and segment results will both reflect amortization accounting.

AT&T's Advertising & Publishing revenues as shown in AT&T's Statement of Segment Income, totaled $1.5 billion in the second quarter, operating expenses were $1.1 billion and operating income was $423 million.

Also excluding merger-related intangible amortization and integration costs, second-quarter Advertising & Publishing operating expenses were $800 million and operating income was $678 million.

###

This AT&T news release and other announcements are available as part of an RSS feed at www.att.com/rss.

About AT&T

AT&T Inc. is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at www.att.com.

© 2007 AT&T Knowledge Ventures. All rights reserved. AT&T is a registered trademark of AT&T Knowledge Ventures. Subsidiaries and affiliates of AT&T Inc. provide products and services under the AT&T brand. For more information, please review this announcement in the AT&T newsroom at www.att.com/newsroom.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations.

Accompanying financial statements follow. Previously released pro forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment operating Income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.